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EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (#333-11087) of our report dated December 23, 1998, which appears on page F-2 of the Sundance Homes, Inc. Form 10-K for the year ended September 30, 1998.

/s/ PricewaterhouseCoopers LLP

CHICAGO, IL

JANUARY 13, 1999